UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NexPoint Residential Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2022

Dear NXRT Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NexPoint Residential Trust, Inc. The meeting will be held on Tuesday, May 10, 2022, beginning at 10:00 a.m. Central Time. Due to the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “NXRT Meeting” in the subject line and provide your full name, address and proof of ownership as of April 4, 2022 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “NXRT Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to AST at attendameeting@astfinancial.com with “NXRT Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on May 9, 2022. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (800) 581-3949 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the notice of internet availability of proxy materials or the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage‑paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely, James Dondero President and Chairman

NEXPOINT RESIDENTIAL TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2022

The 2022 annual meeting of stockholders of NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), will be held on May 10, 2022, beginning at 10:00 a.m. Central Time. Due to the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect six directors to serve until the 2023 annual meeting of stockholders;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022; and

4.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company’s 2021 annual report. Holders of record of the Company’s common stock as of the close of business on April 4, 2022 are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares of the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “NXRT Meeting” in the subject line and provide your full name, address and proof of ownership as of April 4, 2022 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “NXRT Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to AST at attendameeting@astfinancial.com with “NXRT Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on May 9, 2022. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (800) 581-3949 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Please contact AST at (800) 431-9629 with any questions regarding accessing the annual meeting.

By Order of the Board of Directors, Brian Mitts Chief Financial Officer, Executive VP- Finance, Secretary and Treasurer

Dallas, Texas
April 8, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2022.

The Company’s Notice of Annual Meeting, Proxy Statement and 2021 Annual Report to Stockholders are available on the internet at www.proxyonline.com.

TABLE OF CONTENTS

Page

Proposal 1 – Election of Directors	3
Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	5
Proposal 3 – Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2022	6
The Board, Its Committees and Its Compensation	7
Executive Officers	15
Compensation Committee Report	16
Executive Compensation	17
Securities Authorized for Issuance Under Equity Compensation Plans	24
Certain Relationships and Related Party Transactions	25
Policies with Respect to Certain Activities	32
Security Ownership of Management and Certain Beneficial Holders	39
Audit Committee Report	41
Stockholder Proposals for the 2023 Annual Meeting of Stockholders	42
Multiple Stockholders Sharing One Address	43
Other Matters	44

i

NexPoint Residential Trust, Inc.
300 Crescent Court, Suite 700
Dallas, Texas 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2022 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and proxy card are being mailed to stockholders on or about April 13, 2022.

Record holders of the Company’s common stock as of the close of business on April 4, 2022 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 4, 2022, there were 25,700,190 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

●	by internet: visit the website shown on your proxy card and follow the instructions;

●	by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

●	in writing: sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

●	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

●	delivering a new proxy bearing a date after the date of the proxy being revoked; or

●	virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

●	FOR the election of the six nominees to serve as directors until the 2023 annual meeting of stockholders;

●	FOR the approval of the compensation of our named executive officers;

●	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2022; and

●	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2022, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 – Election of directors	Plurality (that is, the largest number) of all the votes cast(1)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 3 – Ratification of the appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1)

Pursuant to our majority voting policy, any director nominee who receives a greater number of votes “withheld” than votes “for” such nominee in an uncontested election is required to tender his or her resignation to the Board promptly following the certification of the election results. See “The Board, its Committees and its Compensation—Corporate Governance—Majority Voting Policy” below.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the Annual Meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged American Stock Transfer & Trust Company, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

Due to the continuing public health impact of the COVID-19 pandemic, the Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 –
ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2023 and until their respective successors are duly elected and qualified. This section contains information relating to the six director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Dondero, Mitts, Constantino, Kavanaugh, Dr. Laffer and Ms. Wood. All currently serve as directors.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2022

James Dondero, age 59, has served as our President and as chairman of the Board since May 2015. Mr. Dondero has also served as the President and chairman of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage real estate investment trust (“REIT”) since February 2020, and served as President and a member of the board of directors of VineBrook Homes Trust, Inc. (“VineBrook”), a non-traded single-family rental REIT from February 2019 to August 2021. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (our “Sponsor”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); and chairman of NexBank, SSB (“NexBank”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”) in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Mr. Dondero has also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange (“TSXV”), since December 2018. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. Mr. Dondero currently serves on the boards of directors of Metro-Goldwyn-Mayer and SeaOne Holdings, LLC. He also serves as president of NexPoint Capital, Inc. (“NexPoint Capital”), NexPoint Real Estate Strategies Fund (“NRESF”), and NexPoint Diversified Real Estate Trust (“NXDT”), all of which are affiliates of NexPoint Real Estate Advisors, L.P. (our “Adviser”). On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. Mr. Dondero was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 51, has served as a member of the Board since September 2014. Mr. Mitts has served as our Chief Financial Officer, Executive VP-Finance and Treasurer since March 2015. On February 13, 2019, Mr. Mitts was also appointed as our Secretary. From September 2014 to March 2015, Mr. Mitts served as our President and Treasurer. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), our external advisor, as well as NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA and NXRT, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Management, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor, the parent of NREA. He has worked for NREA or its affiliates since 2007. Mr. Mitts has also served as the Chief Financial Officer, Executive Vice President-Finance, Secretary and Treasurer of NREF since February 2020 and as a member of the board of directors of NREF since June 2019. Mr. Mitts also served as President and Treasurer of NREF from June 2019 until February 2020. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT since December 2018, and as interim President since September 2021. In addition, he has served as a director of VineBrook since July 2018 and as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook since November 2018. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook. Since November 2020, Mr. Mitts has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT. Mr. Mitts was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 75, has served as a member of the Board since March 2015. Mr. Constantino has also served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since February 2019 and as a member of the board of directors of NXDT, a closed-end mutual fund, since March 2020. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot Bank N.A. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the Board of Trustees and part of the Investment Committee of St. Francis College in Brooklyn Heights, New York. He is also a Board member and Audit Committee Chair of ARC Trust and ARC Trust III. Mr. Constantino was selected to serve on the Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 61, has served as a member of the Board since March 2015. Mr. Kavanaugh has also served as a member of the board of directors of NREF since February 2020 and as a member of the board of directors of VineBrook since December 2018. Mr. Kavanaugh is, and since December 2009 has been, the CEO of First Foundation Inc. (“FFI”), a financial services company. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice-Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh also served as a member of the boards of directors of NexBank and its parent holding company, NexBank Capital, from 2014 until 2015. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 81, has served as a member of the Board since May 2015. Dr. Laffer has also served as a member of the board of directors of NREF since February 2020 and as a member of the board of directors of VineBrook since December 2018. Dr. Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions from 2014 to 2020. Dr. Laffer also served as a director of EVO Transportation and Energy Services Inc. from 2018-2019. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Mr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Catherine Wood, age 66, Ms. Wood has served as a member of the Board since July 2020. In addition, she has served as a member of the boards of directors of NREF and VineBrook since July 2020. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment adviser, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her expertise as it relates to disruptive technologies, business models and processes, which provides a unique and important perspective to the Board.

PROPOSAL 2 –
ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are submitting the compensation of our named executive officers, as disclosed in this proxy statement, to our stockholders for an advisory vote.

As described below under the heading "Executive Compensation," we are externally managed by our Adviser through an agreement dated March 16, 2015 (as amended, the “Advisory Agreement”) by and among the Company, NexPoint Residential Trust Operating Partnership, L.P. (the “OP”) and our Adviser. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. We expect we will only have accounting employees while the Advisory Agreement is in effect. Our named executive officers for fiscal year 2021 currently serve as officers of our Adviser and we only have three employees as of April 13, 2022. Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers for fiscal year 2021 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our named executive officers and our Adviser equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers and our Adviser with the interests of our stockholders.

We do not determine the cash compensation payable by the Adviser to our named executive officers. The Adviser and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Adviser and its affiliates. The Adviser and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

In 2021, our stockholders approved the compensation of our named executive officers with a FOR vote of 60%. The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading "Executive Compensation" in this proxy statement. We are asking our stockholders to approve the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This vote is advisory and is not binding on the Company, our Board or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers. At the 2020 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding advisory votes on the Company’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Unless the Board determines otherwise, we will continue to hold advisory votes on the Company’s executive compensation on an annual basis, and the next advisory vote following this year’s vote will be held at the 2023 annual meeting of stockholders.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 3 –
RATIFICATION OF APPOINTMENT OF
KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2022. The Board is asking stockholders to ratify this appointment. SEC regulations and the New York Stock Exchange (“NYSE”) listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as the Company’s independent registered public accounting firm for 2021 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2022.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2021 and 2020, and fees billed for other services rendered by KPMG.

	YEARS ENDED
	DECEMBER 31, 2021	DECEMBER 31, 2020
Audit Fees (1)	$1,253,600	$1,260,4350
Tax Fees (2)	232,700	222,150

Total	$1,486,300	$1,482,585

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC. Also includes fees incurred for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2021 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of six members, four of whom are non-management directors. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Director Compensation in 2022

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

●	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units;

●	the chair of the audit committee receives an additional annual fee payable in cash equal to $15,000;

●	the chair of the compensation committee receives an additional annual fee payable in cash equal to $7,500;

●	the chair of the nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

●	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2021.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL
James Dondero	—	—	—
Brian Mitts	—	—	—
Edward Constantino	$35,000	$106,227	$141,227
Scott Kavanaugh	$37,500	$106,227	$143,727
Dr. Arthur Laffer	$27,500	$106,227	$133,727
Catherine Wood	$20,000	$106,227	$106,227
(1)

Consists of restricted stock units granted on February 18, 2021 The restricted stock units that were granted on February 18, 2021 vested on February 18, 2022, the first anniversary of the grant date. The grant date fair value of each award was equal to the closing price of the Company's stock on the date of grant as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”). Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for information regarding the assumptions made in determining these values. As of December 31, 2021, our non-management directors each held 2,564 restricted stock units.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer and Catherine Wood is independent in accordance with NYSE listing standards. As required by NYSE, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website (nxrt.nexpoint.com) in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700 Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Majority Voting Policy

On February 13, 2019, the Board adopted a majority voting policy. The policy provides that any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election is expected to tender his or her resignation as a director of the Board promptly following the certification of the election results. The nominating and corporate governance committee will consider each resignation tendered under this policy and recommend to the Board whether to accept or reject it. The policy requires the Board to act on each tendered resignation, taking into account the nominating and corporate governance committee’s recommendation, within 90 days following the certification of the election results. The policy also requires the Board to promptly disclose (1) its decision whether to accept or reject the director’s tendered resignation and (2) if rejected, the reasons for rejecting the tendered resignation. Any director who tenders his or her resignation pursuant to the policy will not participate in the nominating and corporate governance committee recommendation or Board action regarding whether to accept or reject the tendered resignation.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

●	developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

●	reporting the results of the executive sessions to the Chairman;

●	providing feedback from executive sessions to the Chairman;

●

serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

●	presiding at all meetings of the Board at which the Chairman is not present;

●	approving information sent to the Board;

●	approving agendas for Board meetings;

●	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

●	calling meetings of the independent directors; and

●	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee regularly reports to the Board with respect to its oversight of these areas.

Board Meetings

The Board held six meetings during the fiscal year ended December 31, 2021. Each director serving on the Board in 2021 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

The Company’s directors are encouraged to attend our annual meeting of stockholders, but we do not currently have a policy relating to directors’ attendance at these meetings. All of the Company’s directors at the time of the 2021 annual meeting of stockholders attended the annual meeting.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh and Dr. Laffer qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Ms. Wood is “financially literate” as that term is defined by the NYSE corporate governance listing standards and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s simultaneous service on the audit committees of more than three other public companies would not impair his ability to effectively serve on our audit committee. Our Board also determined that Mr. Constantino’s service on the other companies’ audit committees did not hinder his ability to serve on our audit committee as he is currently retired and not serving in an executive officer capacity for another company. The audit committee met six times during the fiscal year ended December 31, 2021. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

●	our accounting and financial reporting processes;

●	the integrity of our consolidated financial statements;

●	our systems of disclosure controls and procedures and internal control over financial reporting;

●	our compliance with financial, legal and regulatory requirements;

●	the performance of our internal audit function; and

●	our overall risk assessment and management.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met four times during the fiscal year ended December 31, 2021. Our compensation committee charter details the principal functions of the compensation committee, including:

●	reviewing our compensation policies and plans;

●	implementing and administering a long-term incentive plan;

●	evaluating the terms of the Advisory Agreement and the performance of the Adviser;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	producing a report on compensation to be included in our annual proxy statement, as required; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met four times during the fiscal year ended December 31, 2021. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

●

reviewing the characteristics of current Board members, including diversity characteristics, and determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

●	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

●	recommending to the Board nominees for each committee of the Board;

●	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards;

●	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

●	overseeing succession planning; and

●	overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2021, Dr. Laffer, Mr. Constantino, Mr. Kavanaugh and Ms. Wood served on our compensation committee. During the fiscal year ended December 31, 2021:

●	none of the members of our compensation committee is, or has ever been, one of our officers or employees;

●	none of the members of our compensation committee had any relationships with the us requiring disclosure under “Certain Relationships and Related Party Transactions”;

●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee;

●	none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and

●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors and executive officers, who are employees of our Adviser. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at nxrt.nexpoint.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.

The Company added diversity-related questions to its director and officer questionnaires in 2022 to help the nominating and corporate governance committee identity whether there are areas, including with respect to diversity of thought, background, experience, gender, race and age, the nominating and corporate governance committee should focus on in connection with its review of board composition and board refreshment.

Below is a summary of the experience and skills, gender, age and tenure of our directors and whether the directors are racially or ethnically diverse.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Ms. Wood

Executive Leadership	X	X			X	X

Real Estate/REIT Experience	X	X	X	X	X

Business Operations	X	X		X	X	X

Strategic Development/Planning	X	X		X	X	X

Corporate Governance	X	X	X	X	X	X

Financial and Accounting	X	X	X	X	X	X

Risk Management	X	X	X	X	X	X

Capital Markets/Financial Services	X	X			X	X

Technology, Information Security and Innovation	X			X	X	X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Ms. Wood
Independent

Independent			X	X	X	X

Diversity

Gender	M	M	M	M	M	F

Racially or Ethnically Diverse

Age Range

59 and under	X	X

60-64				X

65-69						X

70 and older			X		X

Tenure on Board

0-5 years						X

6-10 years	X	X	X	X	X

11 years or more

The composition of our board of directors also reflects our commitment to diversity. We believe that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process.

Our nominating and corporate governance committee will evaluate the diversity-related information it received in 2022 and determine how to address any diversity-related issues by the Company’s annual meeting of stockholders in 2023. The nominating and corporate governance committee will evaluate qualified candidates to add to the board if its review of the board’s current diversity reveals a deficiency of diversity characteristics that it believes should be addressed through the addition of a new director(s).

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders. See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

EXECUTIVE OFFICERS

The following sets forth information regarding the executive officers of the Company as of April 4, 2022:

NAME	AGE	POSITIONS
James Dondero	59	President and Chairman of the Board
Brian Mitts	51	Chief Financial Officer, Executive VP-Finance, Secretary, Treasurer and Director
Matt McGraner	38	Executive VP and Chief Investment Officer
Matthew Goetz	36	Senior VP-Investments and Asset Management
Dennis Charles Sauter, Jr.	47	General Counsel

Information regarding Mr. Dondero and Mr. Mitts is included above under “Election of Directors.”

Matt McGraner has served as our Executive VP and Chief Investment Officer since March 2015 and served as our Secretary from September 2014 to March 2015. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NREF since February 2020 and as Secretary of NREF from June 2019 to February 2020. Mr. McGraner has also served as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019 and as a member of the board of directors and President of NSP since November 2020. From October 2018 to February 2019, Mr. McGraner also served as Chief Executive Officer, President and Secretary of VineBrook. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2018 and as a Managing Director at our Sponsor since 2016. He previously served as a Managing Director at Highland from May 2013 through May 2016. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since joining Highland in 2013, Mr. McGraner has led the acquisition and financing of approximately $11.8 billion of real estate investments.

Matthew Goetz has served as our Senior VP-Investments and Asset Management since March 2015. Mr. Goetz has also served as the Senior VP Investments and Asset management of NREF since February 2020.Mr. Goetz is also a director at our Sponsor and was previously a Senior Financial Analyst at Highland from 2014 to 2017. With over ten years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for our Sponsor, including fundraising, private investments and joint ventures. Before joining Highland in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014 where he underwrote over $7 billion and more than 30 million square feet of multifamily, office, and retail commercial real estate. In his time at CBRE, a commercial real estate services firm, Mr. Goetz and his team closed over $2.5 billion in debt and equity financing. Prior to joining CBRE’s Debt and Structured Finance group, he held roles as an Analyst and Senior Analyst for CBRE’s Recovery and Restructuring Services group from September 2009 to May 2011 where he assisted in the asset management and disposition of over 3,000 real estate owned assets valued at more than $750 million. He also provided commercial real estate consulting services to banks, special servicers, hedge funds, and private equity groups.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since February 2020. Mr. Sauter has also served as the General Counsel of our Sponsor since April 2021. Previously, Mr. Sauter was a partner in the real estate section of Wick Phillips Gould & Martin, LLP in Dallas, Texas from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers, and institutional investors. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except that Dr. Laffer had one late form 4 filing in which one transaction was reported late.

COMPENSATION COMMITTEE REPORT

The compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Members of the Compensation Committee

Dr. Arthur Laffer (Chair)	Scott Kavanaugh	Edward Constantino	Catherine Wood

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our named executive officers for fiscal year 2021. Our named executive officers for fiscal year 2021 were James Dondero, President; Brian Mitts, Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer; Matt McGraner, Executive VP and Chief Investment Officer; Matthew Goetz, Senior VP-Investments and Asset Management; and D.C. Sauter, General Counsel.

Overview of Compensation Program and Philosophy

We are externally managed by our Adviser through the Advisory Agreement. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. We expect we will only have accounting employees while the Advisory Agreement is in effect. Our named executive officers for fiscal 2021 currently serve as officers of our Adviser and we only have three employees as of April 8, 2022.

Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers, who are employees of our Adviser, have not received, nor do we expect they will in the future receive, any cash compensation from us for their services as our named executive officers. Similarly, we do not provide our named executive officers with pension benefits, perquisites or other personal benefits. Instead, we pay our Adviser the fees described below under “Certain Relationships and Related Party Transactions – Our Advisory Agreement.” For the year ended December 31, 2021, we paid approximately $7.6 million in fees to our Adviser. In addition, for the year ended December 31, 2021, our Adviser elected to voluntarily waive $17.3 million in advisory and administrative fees on the properties we acquired subsequent to October 2016, excluding Hollister Place, Stone Creek at Old Farm and The Heritage. Such previously waived fees are considered to be permanently waived.

Additionally, our Advisory Agreement does not require our named executive officers to dedicate a specific amount of time fulfilling our Adviser’s obligations to us under the Advisory Agreement and does not require a specific percentage or amount of the fees paid to the Adviser to be allocated to the compensation of our named executive officers. Our Adviser does not compensate our named executive officers specifically for their services performed for us as they also serve as officers of other investment vehicles that are sponsored, managed or advised by affiliates of our Adviser. For these reasons, our Adviser cannot identify the portion of compensation awarded to our named executive officers for services rendered solely in their capacity as officers of the Company. Accordingly, we are unable to provide complete compensation information for any of our named executive officers as the total compensation of our named executive officers reflects the performance of all the investment vehicles for which these individuals provide services. However, for context, our Advisor and/or its affiliates paid our named executive officers aggregate base salary and cash incentive bonuses totaling $5.2 million for the year ended December 31, 2021. This represents approximately 68.3% of the $7.6 million in fees paid to our Adviser by us for the year ended December 31, 2021. However, if a portion of the aggregate base salary and cash incentive bonuses paid to our named executive officers is allocated to us based on the advisory fees paid to our Adviser by us as a percentage of the total advisory fees earned by our Adviser and its affiliates1, the aggregate base salary and cash incentive bonuses allocated to us for our named executive officers are approximately 20% of the fees paid to our Adviser by us for the year ended December 31, 2021. The cash compensation paid to our named executive officers is approximately 41% fixed pay and 59% variable/incentive pay. Total compensation paid to our named executive officers in the aggregate for the year ended December 31, 2021, including fixed and variable/incentive cash compensation, as well as time-based RSUs of the Company and other affiliates of our Adviser that vested during the year, totaled approximately $25 million. This represents base salary of approximately $2.1 million or 9%, cash incentive bonuses of $3.1 million or 12% and time-based RSU compensation of $20 million or 79%. The compensation paid by our Advisor and its affiliates to each of our named executive officers is based upon a robust review process (which includes self-evaluation and peer-review) that takes into consideration the named executive officer’s projected goals for the given year and the named executive officer’s performance relative to those goals. Our Adviser and its affiliates measure performance based on a number of metrics/measurements, including as applicable, the growth of assets under management of our Sponsor’s investment vehicles, new investment vehicles launched, deals sourced, deals closed, relative performance of the named executive officer’s underlying investments measured against peers and versus applicable investment benchmarks, as well as the accomplishment of additional firm and team goals. However, our Sponsor measures its success by the success of its investors, and thus the performance of investments managed by the applicable named executive officer is a primary consideration in determining variable/incentive compensation payable to our named executive officers.

1 Advisory fees are exclusive of one-time fees earned such as acquisition or other fees earned by affiliates of our Adviser.

We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. In addition, we currently do not have any equity ownership requirements or guidelines for our named executive officers. While we do not pay our named executive officers any cash compensation, the compensation committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our stockholders. In establishing award levels, the compensation committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITs.

Role of Compensation Committee

We expect we will only have accounting employees while the Advisory Agreement is in effect. As of April 8, 2022, we only have three employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. We do not have agreements with any of our executive officers regarding their cash compensation, nor do we or our compensation committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers by our Adviser or its affiliates. Our compensation committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from our President.

Role of Executive Officers

The compensation committee is responsible for approving any equity-based awards to be paid or made by us to our named executive officers. Our President annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company and based on these reviews, provides a recommendation regarding the appropriate equity-based grants, if any, to be presented to the compensation committee for approval.

Cash and Other Compensation

As described above, our officers are employed by our Adviser. As such, we did not provide any of our officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the advisory and administrative fees that we pay to our Adviser under “—Overview of Compensation Program and Philosophy” above.

Equity Compensation

The compensation committee may from time to time pursuant to the NexPoint Residential Trust, Inc. 2016 Long Term Incentive Plan (“2016 LTIP”) grant our named executive officers equity-based awards, including options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units, performance awards and other equity-based awards relating to our common stock. These awards are intended to align the recipients’ interests with those of our stockholders by allowing the recipient to share in the creation of value for our stockholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Adviser to attract, motivate and retain talented individuals to serve as our executive officers. The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executive officers under our 2016 LTIP. In addition, the compensation committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. Rather, the compensation committee takes into account a variety of factors, including the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each named executive officer, the desire to continue to align the interests of each of our named executive officers with our stockholders, general market practices of our peers and similarly sized companies, as well as the recommendations of our President, in determining the specific amounts to be granted to an individual, if any.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and market capitalization. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executive officers with the interests of our stockholders. Additionally, we believe that equity-based awards are consistent with our stockholders' interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

For the fiscal year 2021, our compensation committee made one grant of restricted stock units to each of our named executive officers pursuant to the 2016 LTIP, which vest ratably in five annual installments. The award vested one-fifth on February 18, 2022. These grants are described in more detail below under “–Grants of Plan Based Awards in 2021”.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
James Dondero President and Chairman	2021	—	—	$2,473,496	—	—	—	$2,473,496
	2020	—	—	$3,516,187	—	—	—	$3,516,187
	2019	—	—	$1,669,500	—	—	—	$1,669,500

Brian Mitts Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer and Director	2021	—	—	$458,961	—	—	—	$458,961
	2020	—	—	$560,264	—	—	—	$560,264
	2019	—	—	$651,000	—	—	—	$651,000

Matt McGraner Executive VP and Chief Investment Officer	2021	—	—	$3,144,992	—	—	—	$3,144,992
	2020	—	—	$4,485,300	—	—	—	$4,485,300
	2019	—	—	$2,449,988	—	—		$2,449,988

Matthew Goetz Senior VP-Investments and Asset Management	2021	—	—	$212,494				$212,494
	2020	—	—	$303,021	—	—	—	$303,021
	2019	—	—	$588,000	—	—	—	$588,000

D.C. Sauter General Counsel	2021	—	—	$297,467	—			$297,467
	2020	__	__	$181,774	__	__	__	$181,774

(1)	The named executive officers are employees of our Adviser or its affiliates and are not paid cash compensation by us.
(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for information regarding the assumptions made in determining these values.

Grants of Plan Based Awards in 2021

The following table contains information regarding grants of plan-based awards to our officers during the year ended December 31, 2021.

NAME	COMMITTEE ACTION DATE	GRANT DATE	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(1)

James Dondero	2/15/2021	2/18/2021	59,703	$2,473,495
Brian Mitts	2/15/2021	2/18/2021	11,078	$458,962
Matt McGraner	2/15/2021	2/18/2021	75,911	$3,144,993
Matthew Goetz	2/15/2021	2/18/2021	5,129	$212,494
D.C. Sauter	2/15/2021	2/18/2021	7,180	$297,467

(1)

Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for information regarding the assumptions made in determining these values.

The 2016 LTIP authorizes the compensation committee of our Board to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units and certain other awards denominated or payable in, or otherwise based on, the Company’s common stock or factors that may influence the value of the Company’s common stock, plus cash incentive awards, for the purpose of providing our officers, our non-management directors, and potentially certain non-employees who perform employee-type functions, incentives and rewards for performance.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our officers as of December 31, 2021.

	STOCK AWARDS
NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES THAT HAVE NOT VESTED ($)(1)
James Dondero	168,999(2)	$14,167,186
Brian Mitts	37,716(3)	$3,161,732
Matt McGraner	223,957(4)	$18,774,315
Matthew Goetz	26,649 (5)	$2,233,986
D.C. Sauter	10,599(6)	$888,514

(1)	Market value is based on the closing price of our common stock as of December 31, 2021 ($83.83), the last trading day of the year.

(2)

Consists of restricted stock units granted on February 15, 2018, February 21, 2019, February 20, 2020, May 11, 2020 and February 18, 2021. With respect to the restricted stock units granted on February 15, 2018, as of December 31, 2021, there were 16,443 restricted stock units not vested, which vested on February 15, 2022. With respect to the restricted stock units granted on February 21, 2019, as of December 31, 2021, there were 26,712 restricted stock units not vested, which vested one-third on February 21, 2022, and will vest one-third on February 21, 2023 and one-third on February 21, 2024. With respect to the restricted stock units granted on February 20, 2020, as of December 31, 2021, there were 39,026 restricted stock units not vested, which vested one-fourth on February 20, 2022, and will vest one-fourth on February 20, 2023, one-fourth on February 20, 2024 and one-fourth on February 20, 2025. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2021, there were 27,116 restricted stock units not vested, which will vest one-fourth on May 11, 2022, one-fourth on May 11, 2023, one-fourth on May 11, 2024 and one-fourth on May 11, 2025. With respect to the restricted stock units granted on February 18, 2021, as of December 31, 2021, there were 59,703 restricted stock units not vested, which vested one-fifth on February 18, 2022 and which will vest one-fifth on February 18, 2023, one-fifth on February 18, 2024, one-fifth on February 18, 2025 and one-fifth on February 18, 2026.

(3)

Consists of restricted stock units granted on February 15, 2018, February 21, 2019, February 20, 2020, May 11, 2020 and February 18, 2021. With respect to the restricted stock units granted on February 15, 2018, as of December 31, 2021, there were 5,792 restricted stock units not vested, which vested on February 15, 2022. With respect to the restricted stock units granted on February 21, 2019, as of December 31, 2021, there were 10,416 restricted stock units not vested, which vested one-third on February 21, 2022, and will vest one-third on February 21, 2023 and one-third on February 21, 2024. With respect to the restricted stock units granted on February 20, 2020, as of December 31, 2021, there were 6,391 restricted stock units not vested, which vested one-fourth on February 20, 2022, and will vest one-fourth on February 20, 2023, one-fourth on February 20, 2024 and one-fourth on February 20, 2025. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2021, there were 4,040 restricted stock units not vested, which will vest one-fourth on May 11, 2022, one-fourth on May 11, 2023, one-fourth on May 11, 2024 and one-fourth on May 11, 2025. With respect to the restricted stock units granted on February 18, 2021, as of December 31, 2021, there were 11,078 restricted stock units not vested, which vested one-fifth on February 18, 2022 and which will vest one-fifth on February 18, 2023, one-fifth on February 18, 2024, one-fifth on February 18, 2025 and one-fifth on February 18, 2026.

(4)

Consists of restricted stock units granted on February 15, 2018, February 21, 2019, February 20, 2020, May 11, 2020 and February 18, 2021. With respect to the restricted stock units granted on February 15, 2018, as of December 31, 2021, there were 24,475 restricted stock units not vested, which vested on February 15, 2022. With respect to the restricted stock units granted on February 21, 2019, as of December 31, 2021, there were 39,201 restricted stock units not vested, which vested one-third on February 21, 2022, and will vest one-third on February 21, 2023 and one-third on February 21, 2024. With respect to the restricted stock units granted on February 20, 2020, as of December 31, 2021, there were restri49,782cted stock units not vested, which vested one-fourth on February 20, 2022, and will vest one-fourth on February 20, 2023, one-fourth on February 20, 2024 and one-fourth on February 20, 2025. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2021, there were 34,589 restricted stock units not vested, which will vest one-fourth on May 11, 2022, one-fourth on May 11, 2023, one-fourth on May 11, 2024 and one-fourth on May 11, 2025. With respect to the restricted stock units granted on February 18, 2021, as of December 31, 2021, there were 75,911 restricted stock units not vested, which vested one-fifth on February 18, 2022 and which will vest one-fifth on February 18, 2023, one-fifth on February 18, 2024, one-fifth on February 18, 2025 and one-fifth on February 18, 2026.

(5)

Consists of restricted stock units granted on February 15, 2018, February 21, 2019, February 20, 2020, May 11, 2020 and February 18, 2021. With respect to the restricted stock units granted on February 15, 2018, as of December 31, 2021, there were 6,412 restricted stock units not vested, which vested on February 15, 2022. With respect to the restricted stock units granted on February 21, 2019, as of December 31, 2021, there were 9,408 restricted stock units not vested, which vested one-third on February 21, 2022, and will vest one-third on February 21, 2023 and one-third on February 21, 2024. With respect to the restricted stock units granted on February 20, 2020, as of December 31, 2021, there were 3,364 restricted stock units not vested, which vested one-fourth on February 20, 2022, and will vest one-fourth on February 20, 2023, one-fourth on February 20, 2024 and one-fourth on February 20, 2025. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2021, there were 2,337 restricted stock units not vested, which will vest one-fourth on May 11, 2022, one-fourth on May 11, 2023, one-fourth on May 11, 2024 and one-fourth on May 11, 2025. With respect to the restricted stock units granted on February 18, 2021, as of December 31, 2021, there were 5,129 restricted stock units not vested, which vested one-fifth on February 18, 2022 and which will vest one-fifth on February 18, 2023, one-fifth on February 18, 2024, one-fifth on February 18, 2025 and one-fifth on February 18, 2026.

(6)

Consists of restricted stock units granted on February 20, 2020, May 11, 2020 and February 18, 2021. With respect to the restricted stock units granted on February 20, 2020, as of December 31, 2021, there were 2,017 restricted stock units not vested, which vested one-fourth on February 20, 2022, and will vest one-fourth on February 20, 2023, one-fourth on February 20, 2024 and one-fourth on February 20, 2025. With respect to the restricted stock units granted on May 11, 2020, as of December 31, 2021, there were 1,401 restricted stock units not vested, which will vest one-fourth on May 11, 2022, one-fourth on May 11, 2023, one-fourth on May 11, 2024 and one-fourth on May 11, 2025. With respect to the restricted stock units granted on February 18, 2021, as of December 31, 2021, there were 7,180 restricted stock units not vested, which vested one-fifth on February 18, 2022, and which will vest one- February 18, 2023, one-fifth February 18, 2024, one-fifth February 18, 2025 and one-fifth February 18, 2026.

Options Exercised and Stock Vested

As of December 31, 2021, no options to purchase shares of our common stock were exercised or outstanding. The following table contains information regarding the restricted stock units that vested during the year-ended December 31, 2021:

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
James Dondero	41,883	$1,807,748
Brian Mitts	11,871	$506,446
Matt McGraner	58,635	$2,525,751
Matthew Goetz	10,973	$466,524
D.C. Sauter	856	$38,252

(1)	Value realized is calculated based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Adviser is terminated due to such officer’s death, disability (as defined in the restricted stock units agreement) or retirement (as defined in the restricted stock units agreement), all outstanding restricted stock units that have not previously vested or been forfeited, will vest. In addition, in the event our Adviser is terminated, that termination will be deemed a change in control under the 2016 LTIP. If a change in control occurs, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. See “—Outstanding Equity Awards at Fiscal Year-End” above for the market value of outstanding equity awards as of December 31, 2021 that will vest if any of the events described above occurred on December 31, 2021.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Dondero, our President:

For 2021, our last completed fiscal year:

●	the median of the annual total compensation of all our employees (other than our President) was $125,293; and

●	the annual total compensation of our President, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,473,496.

Based on this information, for 2021 the ratio of the annual total compensation of our President to the median of the annual total compensation of all employees was 20 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our President, we took the following steps:

1.

We determined that, as of December 31, 2021, our employee population consisted of three salaried individuals, each of whom is located in the United States. This population consisted of only full-time employees. In determining whether our workers are employees, we applied widely recognized employment and tax laws.

2.	To identify the median employee, we compared the total cash compensation of our employees as reflected in our payroll records for 2021.

3.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $125,293.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2016 LTIP	589,283 shares of the Company’s common stock (1)	N/A	726,316 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	—	N/A	—
Total	589,283 shares of the Company’s common stock	N/A	726,316 shares of the Company’s common stock

(1) Represents restricted stock units issued under our 2016 LTIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2021 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

The Fiber Internet Agreements

On July 30, 2021, three of our property-owning subsidiaries entered into agreements with NLMF Holdco, LLC, an entity under common control with our Adviser and in which we own a 10% equity interest. As of December 31, 2021, the Company has funded approximately $0.2 million to NLMF Holdco, LLC which is included in prepaid and other assets on the consolidated balance sheet of the Company. For the year ended December 31, 2021, the Company incurred expenses of $0.1 million for fiber internet service which is included in property operating expenses on the consolidated statement of operations and comprehensive income. Additionally, on July 30, 2021, we entered into agreements with NLMF Leaseco, LLC, which is controlled by Matt McGraner, one of our officers. The Company entered into the Fiber Internet Agreements to provide faster, more reliable and lower cost internet to our residents. The Audit Committee approved the Fiber Internet Agreements pursuant to our Related Party Transaction Policy.

The DST Acquisitions

On April 1, 2022, through our NexPoint Residential Trust Operating Partnership, L.P. (our “Operating Partnership”), we acquired two properties from Delaware statutory trusts (“Advised DSTs”) managed by affiliates of our Advisor (“DST Acquisitions”). One property is a Class B apartment community consisting of 232 units located in the Atlanta, Georgia MSA (“Adair”). The other property is a Class A apartment community consisting of 330 units located in the Phoenix, Arizona MSA (“Estates”). The Operating Partnership acquired Adair and Estates through exchange rights granted to the Operating Partnership in the respective trust agreements for Adair and Estates. The total consideration for Adair was $65 million. The total consideration for Estates was $77.9 million. Affiliates of our Advisor owned less than 2% of the Adair trust units and less than 1% of the Estates trust units and participated in the sales on the same terms as other holders. Under the exchange rights, the former owners of the Advised DSTs were permitted to elect to receive either units of the Operating Partnership or cash for their proportionate share of the consideration. The Audit Committee approved the DST Acquisitions pursuant to our Related Party Transaction Policy.

Our Advisory Agreement

We are externally managed by our Adviser pursuant to our Advisory Agreement. Our Adviser was organized on September 5, 2014 and is an affiliate of our Sponsor. Below is a summary of the terms of our Advisory Agreement.

Duties of Our Adviser

Our Advisory Agreement provides that our Adviser will manage our business and affairs in accordance with the policies and guidelines established by our Board and that our Adviser will be under the supervision of our Board. The agreement requires our Adviser to provide us with all services necessary or appropriate to conduct our business, including the following:

●

locating, presenting and recommending to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives, including our conflicts of interest policies;

●	structuring the terms and conditions of transactions pursuant to which acquisitions and dispositions of properties are made;

●	acquiring properties on our behalf in compliance with our investment objectives, strategies and applicable tax regulations;

●	arranging for the financing and refinancing of properties;

●	administering our bookkeeping and accounting functions;

●	serving as our consultant in connection with policy decisions made by our Board, managing our properties or causing our properties to be managed by another party;

●

monitoring our compliance with regulatory requirements, including the Securities Act of 1933 and the Exchange Act and the rules and regulations promulgated thereunder, NYSE rules and regulations of the Internal Revenue Code (the “Code”) to maintain our status as a REIT;

●	performing administrative services; and

●	rendering other services as our Board deems appropriate.

Our Adviser is required to obtain the prior approval of our Board in connection with:

●	any investment for which the portion of the consideration paid out of our equity equals or exceeds $50,000,000;

●

any investment that is inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the Board from time to time; or

●	any engagement of affiliated service providers on behalf of us or the OP, which engagement terms will be negotiated on an arm’s length basis.

For these purposes, “equity” means the purchase price of the investment, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant investment and anticipated closing and other acquisition costs.

Our Adviser will be prohibited from taking any action, in its sole judgment, or the sole judgment of our Board, that:

●	would adversely affect our qualification as a REIT under the Code, unless the Board has determined that REIT qualification is not in the best interest of us and our stockholders;

●

would subject us to regulation under the Investment Company Act of 1940, as amended (the “1940 Act”), except to the extent that we and our Adviser have undertaken in the Advisory Agreement and our charter to comply with Section 15 of the 1940 Act in connection with the entry into, continuation of, or amendment of the Advisory Agreement or any advisory agreement;

●	is contrary to or inconsistent with our investment guidelines; or

●

would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us or our shares of common stock, or otherwise not be permitted by our charter or bylaws.

Advisory Fee

Our Advisory Agreement requires that we pay our Adviser an annual advisory fee of 1.00% of our Average Real Estate Assets.

“Average Real Estate Assets” means the average of the aggregate book value of Real Estate Assets (see below) before reserves for depreciation or other non-cash reserves, computed by taking the average of the book value of real estate assets at the end of each month (a) for which any fee under the Advisory Agreement is calculated or (b) during the year for which any expense reimbursement under the Advisory Agreement is calculated. “Real Estate Assets” is defined broadly in the Advisory Agreement to include, among other things, investments in real estate-related securities and mortgages and reserves for capital expenditures.

In calculating the advisory fee, we categorize our Average Real Estate Assets into either “Contributed Assets” or “New Assets.” The advisory fee on Contributed Assets may not exceed $4.5 million in any calendar year. This cap is intended to limit the fees paid to our Adviser on the Contributed Assets following our spin-off (the “Spin-Off”) from NHF to the fees that would have been paid by NHF to its adviser had the Spin-Off not occurred. The advisory fee on New Assets is not subject to this limitation but is subject to the expense cap discussed below.

“Contributed Assets” means all of the real estate assets we owned upon the completion of the Spin-Off and is not reduced for dispositions of such assets subsequent to the Spin-Off.

“New Assets” means all of the Average Real Estate Assets other than Contributed Assets. New Assets includes proceeds from the sale of a Contributed Asset that is used to purchase a new investment.

The advisory fee is payable monthly in arrears in cash, unless our Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our Adviser as payment for the advisory fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the volume-weighted average closing price of shares of our common stock for the ten trading days prior to the end of the month for which such fee will be paid, which we refer to as the fee VWAP. Our Adviser computes each installment of the advisory fee as promptly as possible after the end of the month with respect to which such installment is payable. The accrued fees are payable monthly as promptly as possible after the end of each month during which the Advisory Agreement is in effect. A copy of the computations made by our Adviser to calculate such installment is, for informational purposes only, delivered to our Board.

For the year ended December 31, 2021, we paid approximately $7.6 million in fees to our Adviser.

Administrative Fee

Our Advisory Agreement requires that we pay our Adviser an annual administrative fee of 0.20% of the Average Real Estate Assets.

In calculating the administrative fee, we categorize our Average Real Estate Assets into either Contributed Assets or New Assets. The administrative fee on Contributed Assets may not exceed $890,000 in any calendar year. This cap is intended to limit the fees paid to our Adviser on the Contributed Assets following the Spin-Off to the fees that would have been paid by NHF to its adviser had the Spin-Off not occurred. The administrative fee on New Assets is not subject to this limitation but is subject to the expense cap discussed below.

The administrative fee is payable monthly in arrears in cash, unless our Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our Adviser as payment for the administrative fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the fee VWAP. Our Adviser computes each installment of the administrative fee as promptly as possible after the end of each month with respect to which such installment is payable. The accrued fees are payable monthly as promptly as possible after the end of each month during which the Advisory Agreement is in effect. A copy of the computations made by our Adviser to calculate such installment is, for informational purposes only, delivered to the Board.

Reimbursement of Expenses

Our Advisory Agreement requires that we reimburse our Adviser for all of its out-of-pocket expenses in performing its services, including legal, accounting, financial, due diligence and other services performed by our Adviser that outside professionals or outside consultants would otherwise perform, compensation expenses under the 2016 LTIP and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations (“Adviser Operating Expenses”). Adviser Operating Expenses do not include expenses for the advisory and administrative services provided under the Advisory Agreement. We will also reimburse our Adviser for any and all expenses (other than underwriters’ discounts) in connection with an offering, including, without limitation, legal, accounting, printing, mailing and filing fees and other documented offering expenses.

When applicable, our Adviser prepares a statement documenting all expenses incurred during each month, and delivers such statement to us within 15 business days after the end of each month. When submitted for reimbursement, such expenses are reimbursed by us no later than the 15th business day immediately following the date of delivery of such statement of expenses to us. All expenses payable by us or reimbursable to our Adviser pursuant to the agreement will not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. Our Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on our behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

Expense Cap

Reimbursement of Adviser Operating Expenses under the Advisory Agreement, advisory and administrative fees paid to our Adviser and corporate general and administrative expenses such as audit, legal, listing and Board fees and equity-based compensation expense recognized under the 2016 LTIP will not exceed 1.5% of Average Real Estate Assets per calendar year (or part thereof that the Advisory Agreement is in effect (the “Expense Cap”)). The Expense Cap does not limit the reimbursement by the Company of expenses related to securities offerings paid by our Adviser. The Expense Cap also does not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with mergers and acquisitions, extraordinary litigation or other events outside the Company’s ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of real estate assets.

Term of the Advisory Agreement

The Advisory Agreement has a one-year term. The Advisory Agreement shall continue in full force and effect so long as the Advisory Agreement is approved at least annually by our Board or our stockholders. On February 14, 2022, our Board, including the independent directors, unanimously approved the renewal of the Advisory Agreement with the Adviser.

The Advisory Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by a vote of the Company’s stockholders, or by the Adviser, in each case on not more than 60 days’ nor less than 30 days’ prior written notice to the other party. The Advisory Agreement shall automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

Amendment

The Advisory Agreement may only be amended, waived, discharged or terminated in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of the Advisory Agreement shall be approved by either (a) the Board or (b) a vote of the Company’s stockholders.

Limitation on Receiving Shares

The ability of our Adviser to receive shares of our common stock as payment for all or a portion of the management fee and administrative fee due under the terms of our Advisory Agreement will be subject to the following limitations: (a) the ownership of shares of common stock by our Adviser may not violate the ownership limitations set forth in our charter, after giving effect to any exception from such ownership limitations that our Board may grant to our Adviser or its affiliates; and (b) compliance with all applicable restrictions under the U.S. federal securities laws and the NYSE rules. To the extent that payment of any fee in shares of our common stock would result in a violation of the ownership limits set forth in our charter (taking into account any applicable waiver or any restrictions imposed under the U.S. federal securities laws or NYSE rules), all or a portion of such fee payable to our Adviser will be payable in cash to the extent necessary to avoid such violation.

Registration Rights

We entered into a registration rights agreement with our Adviser with respect to any shares of our common stock that our Adviser receives as payment for any fees owed under our Advisory Agreement. These registration rights will require us to file a registration statement with respect to such shares. We agreed to pay all of the expenses relating to registering these securities. The costs associated with registering these securities will not be deducted from the compensation owed to our Adviser.

Liability and Indemnification of Adviser

Under the Advisory Agreement, we are also required to indemnify our Adviser and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions.

Other Activities of Adviser and its Affiliates

Our Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, our Adviser is required to devote sufficient resources to our administration to discharge its obligations.

Separation and Distribution Agreement

To govern our relationship with NHF after the Spin-Off, the Company, NHF, NexPoint Real Estate Opportunities, LLC (f/k/a Freedom REIT, LLC) and the OP entered into a Separation and Distribution Agreement on March 11, 2015. The following discussion summarizes the material provisions of the Separation and Distribution Agreement.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identified the assets transferred, liabilities assumed and contracts assigned to each of us and NHF as part of the Spin-Off. Except as expressly set forth in the Separation and Distribution Agreement or any other transaction agreements, all assets were transferred on an “as is,” “where is” basis and the respective transferees bear the economic and legal risks that (a) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (b) any necessary consents or governmental approvals were not obtained or that any requirements of laws or judgments were not complied with.

Tax Matters

The Separation and Distribution Agreement governs NHF’s and the Company’s respective rights, responsibilities and obligations with respect to taxes, including with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Releases

Except as otherwise provided in the Separation and Distribution Agreement or any other transaction agreements, each party released and forever discharged the other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation from NHF. The releases do not extend to or amend obligations or liabilities under any agreements between the parties that remain in effect following the separation.

Indemnification

In addition, the Separation and Distribution Agreement provided for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of NHF’s business with NHF. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and its officers, directors, employees and agents for any losses arising out of or otherwise in connection with the liabilities that each such party assumed or retained pursuant to the Separation and Distribution Agreement and the other transaction agreements.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Share Repurchase Program

On June 15, 2016, the Board authorized us to repurchase up to $30.0 million shares of our common stock, par value $0.01 per share, during a two-year period that was set to expire on June 15, 2018 (the “Share Repurchase Program”). On April 30, 2018, the Board increased the Share Repurchase Program from $30.0 million to up to $40.0 million and extended it by an additional two years to June 15, 2020. On March 13, 2020, the Board further increased the Share Repurchase Program from $40.0 million to up to $100.0 million and extended it to March 12, 2023 (the “March Extension”). In connection with the March Extension and in accordance with our Related Party Transaction Policy (described below), the Board approved in advance that we may enter into repurchase transactions with certain related parties.

We may utilize various methods to effect the repurchases, and the timing and extent of the repurchases will depend upon several factors, including market and business conditions, regulatory requirements and other corporate considerations, including whether our common stock is trading at a significant discount to net asset value per share. As of April 4, 2022, we repurchased a total of 411,356 shares of common stock from related parties. Repurchases under this program may be discontinued at any time.

Relationship with NexBank

We do our normal banking with NexBank, an affiliate of our Adviser, on market terms. We did not pay any fees for banking services in 2021.

Relationship with NexBank Title, Inc.

We utilize the services of NexBank Capital, Inc. d/b/a NexVantage Title Services, an affiliate of our Adviser through common beneficial ownership, for title insurance and work related to providing title insurance on properties in connection with acquisitions, dispositions and refinancing transactions, on market terms. The fees we paid for these services in 2021 were approximately $48,924.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the Audit Committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

●	directors (and nominees for director) and executive officers of the Company;

●

immediate family members of such directors, nominees for director and executive officers, including an individual’s spouse, parents, step-parents, children, step-children, siblings, mothers- and fathers-in law, sons- and daughters-in law, brothers- and sisters-in law and other persons (except tenants or employees) who share such individual’s household;

●	our Adviser;

●	a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

●	an entity which is owned or controlled by any of the above persons.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our stockholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If the Board determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that the Board determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future offer equity or debt securities in exchange for property and repurchase or otherwise reacquire our shares. We intend to borrow money in the ordinary course of business to leverage our business model and acquire additional multifamily properties.

We may in the future, subject to gross income and asset tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers. We may make such investments for the purpose of exercising control over such entities.

We will engage in the purchase and sale of investments.

We may in the future make loans to third parties in the ordinary course of business for investment purposes in connection with the sale of one or more of our properties.

We do not expect to underwrite the securities of other issuers.

We intend to make available to our stockholders our annual reports including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we are required to file annual and periodic reports, proxy statements and other information, including audited financial statements with the SEC.

Our Board may change any of these policies without prior notice to, or a vote of, our stockholders.

Investment Policies

We invest in real estate or interests in real estate.

We may in the future invest in real estate mortgages, securities of or interests in persons primarily engaged in real estate activities or investments in other securities.

Investments in Real Estate or Interests in Real Estate

We conduct all of our investment activities through the OP. Our investment objectives are to maximize the cash flow and value of our properties, acquire properties with cash flow growth potential, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through targeted management and increases in the value of our properties. Consistent with our policy to acquire assets for both income and capital gain, we intend to hold at least a majority interest in the properties in our portfolio for investment with a view to long-term appreciation and to engage in the business of directly or indirectly acquiring, owning and operating well-located multifamily properties in large cities and suburban submarkets of large cities primarily in the Southeastern and Southwestern United States consistent with our investment objectives. Economic and market conditions may influence us to hold properties for different periods of time. From time to time, we may sell a property if, among other deciding factors, the sale would be in the best interest of our stockholders.

We currently invest primarily in Class B multifamily properties. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. Accordingly, certain investments we make may be made through a taxable REIT subsidiary. In addition, we may purchase or lease apartments or other types of properties for long-term investment, expand and improve the properties we presently hold all or a majority interest in or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures, funds or other types of co-ownership. We also may acquire real estate or interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. We will not have a limitation on the number or amount of mortgages which may be placed on any one piece of property. Investments are also subject to our policy not to fall within the definition of an “investment company” under the 1940 Act, by relying on the exclusion provided in Section 3(c)(5)(C) of the 1940 Act, which excludes a real estate program from the definition of an investment company if it is primarily engaged in “purchasing or acquiring … interests in real estate.”

Dispositions. We may dispose of some of our properties if, based upon management’s periodic review of our properties, the Board determines that such action would be in the best interest of us and our stockholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds to make investments, to refinance existing debt or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of residents and future rental rates. Our charter and bylaws do not limit the amount of debt that we may incur and there are no limits on the amount of leverage we may use. The Board has not adopted a policy limiting the total amount of debt that we may incur.

The Board will consider a number of factors in evaluating the amount of debt that we may incur. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Lending Policies. We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. Any loan we make will be consistent with maintaining our status as a REIT.

Equity Capital Policies. To the extent that the Board determines to obtain additional capital, we may issue debt or equity securities, including additional units or senior securities of the OP, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP, which will dilute the ownership interests of the limited partners in the OP.

Existing stockholders will have no preemptive rights to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. We may in the future issue shares of common stock or units in connection with acquisitions of property.

We may, under certain circumstances and subject to there being funds legally available, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by the Board. Any repurchases of shares of our common stock or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Real Estate-Related Debt and Securities

We may allocate up to approximately 30% of our portfolio to investments in real estate-related debt and securities with the potential for high current income or total returns. These allocations may include first and second mortgages, subordinated, bridge, mezzanine, construction and other loans, as well as debt securities related to or secured by real estate and common and preferred equity securities, which may include securities of other REITs or real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with other programs sponsored, managed or advised by our affiliates, including our Adviser.

Material Actual and Potential Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations that cannot be foreseen or mitigated at this time.

Advisory Agreement

Under our Advisory Agreement, our Adviser or its affiliates are entitled to fees that are structured in a manner intended to provide incentives to our Adviser to perform in our best interest and in the best interest of our stockholders. However, because our Adviser is entitled to receive substantial compensation regardless of performance, our Adviser’s interests are not wholly aligned with those of our stockholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to the highest fees. For example, because advisory and administrative fees payable to our Adviser are based on the total real estate assets of the Company, including any form of leverage, our Adviser may have an incentive to incur a high level of leverage or to acquire properties on less than favorable terms in order to increase the total amount of real estate assets under management. In addition, our Adviser’s ability to receive higher fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our Adviser and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Externally managed REITs may also have conflicts of interest with their advisers that are not common with self-managed REITs. These conflicts as they relate to us and our Adviser are discussed in the following sections.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law including Section 206(3) of the Investment Advisers Act of 1940 (the “Advisers Act”), with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties will not be restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to, an investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties will not be required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither we nor our stockholders shall have any right to such fees.

Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including: NREF, a publicly traded commercial mortgage REIT listed on the NYSE; NHT, a publicly traded hospitality REIT listed on the TSXV; VineBrook, a non-traded single-family rental REIT; REITs that are wholly owned subsidiaries of registered investment companies advised by our Sponsor and its affiliates; and other REITs, who make investments of a similar nature as we do, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us and may own equity or debt securities issued by our joint ventures. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to effect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including us. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our joint ventures that is not known to the individuals at our Adviser responsible for monitoring our joint ventures and performing the other obligations under the Advisory Agreement.

The Related Parties currently provide services to NREF, a publicly traded commercial mortgage REIT listed on the NYSE; NHT, a publicly traded hospitality REIT listed on the TSXV; VineBrook, a non-traded single-family rental REIT; Delaware Statutory Trusts and REITs that are wholly owned subsidiaries of registered investment companies advised by our Sponsor and its affiliates, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to us as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and our Adviser’s or any Related Parties’ other accounts. The Advisory Agreement places restrictions on our Adviser’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Adviser may be unable as a result of such restrictions to buy or sell investments or to take other actions that it might consider to be in the best interest of us and our stockholders.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our joint ventures or any affiliate thereof, and neither us nor our stockholders shall have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest or the best interest of our stockholders. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and Governance Re, Ltd. among others, may provide banking, agency, insurance and other services to us and our operating affiliates for customary fees, and neither us, nor our subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Related Parties may, from time to time, be presented with investment opportunities that fall within our investment objectives and the investment objectives of other clients, funds or other investment accounts managed by the Related Parties, and in such circumstances, the Related Parties expect to allocate such opportunities among us and such other clients, funds or other investment accounts on a basis that the Related Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to us and such other clients, funds or other investment accounts, our primary mandates and the primary mandates of such other clients, funds or other investment accounts, the capital available to us and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and our other investments and the other investments of such other clients, funds or other investment accounts, the relation of such opportunity to our investment strategy and the strategy of such other clients, funds or other investment accounts, reasons of portfolio balance and any other considerations deemed relevant by the Related Parties in good faith. Our Adviser allocates investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. Our Adviser seeks to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be effected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we and principals and persons or entities controlling, controlled by or under common control with the Adviser may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which the Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries shall have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities with respect to us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as a broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of the Board, including a majority of independent directors, under Section 206(3) of the Advisers Act.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout of our joint ventures. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our stockholders shall have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan awards, our Adviser may also receive reputational benefits from our growth through capital-raising transactions and acquisitions. Our Adviser also has an incentive to raise capital and cause us to acquire additional real estate assets, which would then contribute to the uncapped portion of the advisory and administrative fees. The reputational benefit to our Adviser from our growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The tables below set forth the beneficial ownership information of our common stock as of April 4, 2022 for:

●	each person known to us to be the beneficial owner of more than 5% of our shares of common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed on the table is the address of our Adviser’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 25,700,190 shares of our common stock outstanding at April 4, 2022. Shares of common stock that a person has the right to acquire within 60 days of April 4, 2022 upon the vesting of restricted stock units are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

NAME	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
BlackRock (1)	4,133,782	16.10%
James Dondero (2)	2,668,684	10.37%
Vanguard Group (3)	2,654,326	10.31%
Executive Officers and Directors
James Dondero (2)	2,668,684	10.37%
Brian Mitts (4)	78,498	*
Matt McGraner (5)	307,597	1.20%
Matthew Goetz (6)	98,793	*
D.C. Sauter (7)	3,571	*
Edward Constantino	41,273	*
Scott Kavanaugh	21,853	*
Dr. Arthur Laffer	41,745	*
Catherine Wood	4,964	*
All Directors and Executive Officers as a group (9 persons) (8)	3,266,978	12.69

*	Indicates ownership of less than 1%

(1)

According to a Schedule 13G/A filed on January 27, 2022 by BlackRock, Inc., BlackRock, Inc. has sole dispositive power with respect to 4,133,782 shares of our common stock and has sole voting power with respect to 3,964,417 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

James D. Dondero, our Sponsor, Highland Capital Management Fund Advisors, L.P. (“HCMFA”) and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	91,176	2,577,507	91,176	2,577,507
NexPoint Advisors, L.P.	0	146,287.00	0	146,287.00
Highland Capital Management Fund Advisors, L.P.	0	347,170.00	0	347,170.00
Nancy Marie Dondero	2,071,904.7190	31,403.00	2,071,904.7190	31,043.00

The shares held by Mr. Dondero are held both directly and indirectly through NexPoint and HCMFA (as described below), accounts advised by other affiliated investment advisors, an employee benefit plan and a trust. Also included are shares that Mr. Dondero has the right to acquire beneficial ownership of that are held by a trust for which he does not serve as trustee and 6,779 shares issuable upon vesting of restricted stock units within 60 days after April 4, 2022. The shares held by NexPoint and HCMFA are held indirectly through advised accounts. Mr. Dondero is the sole member of the general partner of NexPoint and may be deemed to be an indirect beneficial owner of shares held by NexPoint. Mr. Dondero is also the sole stockholder and director of the general partner of HCMFA and may be deemed to be an indirect beneficial owner of shares held by HCMFA. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by a trust of which she is the trustee and through direct ownership in a shared account. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. On July 1, 2019 and August 14, 2019, the trust pledged 570,567 shares and 255,292 shares, respectively, as collateral in connection with a credit agreement and a revolving line of credit promissory note with CrossFirst Bank. On December 17, 2019, the trust pledged an additional 1,334,605 shares as collateral in connection with a securities based line of credit agreement with Raymond James Bank, N.A. As of April 5, 2021, 625,600 shares held by the trust are pledged as collateral to CrossFirst Bank and 1,117,287 shares are pledged as collateral to Raymond James Bank, N.A. Additionally, as of April 4, 2022, Dugaboy and Mr. Dondero pledged 41,883 shares directly held and 200,454 shares held indirectly through trust to Key bank as collateral for a loan.

(3)

According to a Schedule 13G/A filed on February 10, 2022 by Vanguard Group, Inc., Vanguard Group, Inc. has sole dispositive power with respect 2,591,979 shares of our common stock, shared dispositive power with respect to 62,347 shares of our common stock and shared voting power with respect 44,387 shares of our common stock. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Includes 1,010 shares issuable upon vesting of restricted stock units within 60 days after April 4, 2022 and 52,381.17 shares held in a margin account with Raymond James Ltd. (“Raymond James”). Also, as of March 16, 2020, NexBank has a control agreement in place with Raymond James such that the remaining shares not otherwise used to settle the margin loan at Raymond James are used as collateral on a personal loan from NexBank.

(5)

Includes 8,647 shares issuable upon vesting of restricted stock units within 60 days after April 4, 2022. Mr. McGraner has sole voting and dispositive power with respect to 290,611 shares of our common stock and shared voting and shared dispositive power with respect to 16,986 shares of our common stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares over which he has shared voting and shared dispositive power, except to the extent of his pecuniary interest therein. Mr. McGraner pledged 100,000 shares of our common stock as collateral in connection with a personal loan from NexBank.

(6)

Includes 584 shares issuable upon vesting of restricted stock units within 60 days after April 4, 2022. Mr. Goetz pledged 63,207 shares of our common stock in connection with a personal loan from NexBank.

(7)	Includes 350 shares issuable upon vesting of restricted stock units within 60 days after April 4, 2022.

(8)

Includes 17,372 shares issuable upon vesting of restricted stock units within 60 days after April 4, 2022. In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 16,986 shares deemed to be beneficially owned by both Mr. Dondero and Mr. McGraner have not been counted more than once.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, KPMG, the audited financial statements of the Company for the year ended December 31, 2021 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based on these reviews and discussions, all of the members of the audit committee at the time of this report, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Dr. Arthur Laffer	Cathie Wood

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2022 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by December 14, 2022 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s Bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 14, 2022 and no later than December 14, 2022. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than NXRT’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2023.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors, Brian Mitts Chief Financial Officer, Executive VP- Finance, Secretary and Treasurer

Dallas, Texas
April 8, 2022

NEXPOINT
RESIDENTIAL TRUST

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **IVR** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-800-581-3949 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

NEXPOINT RESIDENTIAL TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS – MAY 10, 2022

This Proxy is solicited by the Board of Directors

The undersigned stockholder of NexPoint Residential Trust, Inc., a Maryland corporation (the "Company"), having received notice of the 2022 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Brian Mitts and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2022 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 10, 2022 at 10:00 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2022 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-800-581-3949. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2021 Annual Report are available at: https://vote.proxyonline.com/nexpoint/docs/nxrt.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

NEXPOINT RESIDENTIAL TRUST, INC.

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING:

1.	To elect six directors to serve until the 2023 annual meeting of stockholders.			
		FOR	**WITHHOLD**	
	1a. James Dondero	○	○	
	1b. Brian Mitts	○	○	
	1c. Edward Constantino	○	○	
	1d. Scott Kavanaugh	○	○	
	1e. Arthur Laffer	○	○	
	1f. Catherine Wood	○	○	
		FOR	**AGAINST**	**ABSTAIN**
2.	Advisory Vote on Executive Compensation: to approve, on an advisory basis, the compensation of our named executive officers.	○	○	○
		FOR	**AGAINST**	**ABSTAIN**
3.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2022.	○	○	○
4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.			

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]